                          DUKE REALTY INVESTMENTS, INC.
                            (AN INDIANA CORPORATION)

                         DUKE REALTY LIMITED PARTNERSHIP
                        (AN INDIANA LIMITED PARTNERSHIP)

                              7 3/8% NOTES DUE 2005

                                 TERMS AGREEMENT
                                 ---------------


                                                       Dated: September 19, 1995


To:  Duke Realty Investments, Inc.
     Duke Realty Limited Partnership

c/o  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We (the "Representatives") understand that Duke Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), proposes to issue and sell $100,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities") (such Debt Securities being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names at the purchase price set forth below.


                                                             Principal Amount
                                                                  of the
               Underwriter                               Underwritten Securities
               -----------                               -----------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated. . . . .      50,000,000
J. P. Morgan Securities Inc . . . . . . . . . . . . . . . .      40,000,000
First Chicago Capital Markets, Inc. . . . . . . . . . . . .      10,000,000
                                                                -----------
                                                      Total   $ 100,000,000
                                                                -----------
                                                                -----------

     The Underwritten Securities shall have the following terms:

Title of Securities:  7 3/8% Notes due 2005.
Currency:  U.S. Dollars.
Principal amount to be issued:  $100,000,000
Current ratings:  Moody's Investors Service, Inc.:  Baa3; Standard & Poor's
        Corporation:  BBB; Duff & Phelps:  BBB.
Interest rate:  7 3/8%.
Interest payment dates:  Each March 22 and September 22.
Stated maturity date:  September 22, 2005.
Redemption or repayment provisions: The Underwritten Securities may be redeemed at the option of the Operating Partnership at any time after September 22, 2002, in whole or in part, at a redemption price equal to the sum of
        (i) the principal amount of the Underwritten Securities being redeemed plus accrued interest thereon to the Redemption date and (ii) the make-whole amount, if any, with respect to such Underwritten Securities.
Delayed Delivery Contracts:  Not authorized.
Initial public offering price:  99.152%, plus accrued interest, if any, or amortized original issue discount, if any, from the date of issuance. Purchase price: 98.402%, plus accrued interest, if any, or amortized original issue discount, if any, from the date of issuance (payable in same-day funds).
Other terms: The Underwritten Securities shall be in the form of Exhibit B to the Supplemental Indenture, dated as of September 19, 1995, between Duke Realty Limited Partnership and The First National Bank of Chicago.
Closing date and location: September 22, 1995 at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166.

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership-Common Stock, Preferred Stock, Depositary Shares and Debt Securities Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than __________ o'clock _____ (New York City time) on September 19, 1995 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED
                         J.P. MORGAN SECURITIES INC.
                         FIRST CHICAGO CAPITAL MARKETS, INC.

                         By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED



                         By:  /s/ Martin J. Cicco
                             --------------------------------------------------
                             For themselves and as Representatives of the other named Underwriters.
                                    Name: Martin J. Cicco
                                    Title: Managing Director


Accepted:

DUKE REALTY INVESTMENTS, INC.

By: /s/ Dennis D. Oklak
   -------------------------------
   Name:  Dennis D. Oklak
   Title: Vice President

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
     General Partner

By: /s/ Dennis D. Oklak
   -------------------------------
   Name: Dennis D. Oklak
   Title: Vice President

                          DUKE REALTY INVESTMENTS, INC.
                            (AN INDIANA CORPORATION)

                         DUKE REALTY LIMITED PARTNERSHIP
                        (AN INDIANA LIMITED PARTNERSHIP)

                               7 1/4% NOTES DUE 2002

                                 TERMS AGREEMENT
                                 ---------------


                                                       Dated: September 19, 1995


To:  Duke Realty Investments, Inc.
     Duke Realty Limited Partnership

c/o  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We (the "Representatives") understand that Duke Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), proposes to issue and sell $50,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities") (such Debt Securities being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names at the purchase price set forth below.


                                                          Principal Amount
                                                                of the
                 Underwriter                            Underwritten Securities
                 -----------                            -----------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated. . . .       30,000,000
J. P. Morgan Securities Inc.. . . . . . . . . . . . . . .       15,000,000
First Chicago Capital Markets, Inc. . . . . . . . . . . .        5,000,000
                                                             -------------
                                                    Total    $  50,000,000
                                                             -------------
                                                             -------------

     The Underwritten Securities shall have the following terms:

Title of Securities:  7 1/4% Notes due 2002.
Currency:  U.S. Dollars.
Principal amount to be issued:  $50,000,000.
Current ratings: Moody's Investors Service, Inc.: Baa3; Standard & Poor's
        Corporation: BBB; Duff & Phelps:  BBB.
Interest rate:  7 1/4%.
Interest payment dates:  Each March 22 and September 22.
Stated maturity date:  September 22, 2002.
Redemption or repayment provisions:  None.
Delayed Delivery Contracts:  Not authorized.
Initial public offering price:  99.578%, plus accrued interest, if any, or amortized original issue discount, if any, from the date of issuance. Purchase price: 98.878%, plus accrued interest, if any, or amortized original issue discount, if any, from the date of issuance (payable in same-day funds).
Other terms: The Underwritten Securities shall be in the form of Exhibit A to the Supplemental Indenture, dated as of September 19, 1995, between Duke Realty Limited Partnership and The First National Bank of Chicago.
Closing date and location: September 22, 1995 at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166.

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership-Common Stock, Preferred Stock, Depositary Shares and Debt Securities Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than __________ o'clock _____ (New York City time) on September 19, 1995 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED
                         J.P. MORGAN SECURITIES INC.
                         FIRST CHICAGO CAPITAL MARKETS, INC.

                         By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED



                         By:  /s/ Martin J. Cicco
                             --------------------------------------------------
                             For themselves and as Representatives of the other named Underwriters.
                                    Name:  Martin J. Cicco
                                    Title: Managing Director


Accepted:

DUKE REALTY INVESTMENTS, INC.

By: /s/ Dennis D. Oklak
   -------------------------------
   Name: Dennis D. Oklak
   Title: Vice President

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
     General Partner

By: /s/ Dennis D. Oklak
   -------------------------------
   Name: Dennis D. Oklak
   Title: Vice President